EXHIBIT 99.1

                               SCOTT & GUILFOYLE
                          Certified Public Accountants
                           5 Dakota Drive - Suite 206
                          Lake Success, New York 11042


Paul J. Scott, C.P.A.                                         (516) 775-9600
Richard T. Guilfoyle, C.P.A.                              Fax (516) 328-6638



March 5, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:  Safe Technologies International, Inc.
File # 0-17746

Gentlemen:

We were previously the principal accountants of Safe Technologies International, Inc. (Formerly Safe Aid Products Inc.) and, under the date of February 9, 1998, we reported on the financial statements of Safe Aid Products, Inc. as of and for the years ended November 30, 1998 and 1997. On March 4, 1999, our appointment as principal accountant was terminated. We have read Item 4 of the Form 8-K dated March 4, 1999 of Safe Technologies International, Inc. (formerly Safe Aid Products, Inc.) and we agree with the statements contained in paragraph 4(a) therein so far as they relate to our firm.

Very truly yours,


/s/ Scott & Guilfoyle